EXHIBIT 11

One International Place 100 Oliver Street Boston, MA 02110-2605
+1 617 728 7100 Main +1 617 275 8374 Fax www.dechert.com

September 8, 2025

Horizon Technology Finance Corporation
312 Farmington Avenue
Farmington, CT 06032

Dear Ladies and Gentlemen:

We have acted as counsel for Horizon Technology Finance Corporation (the “Company”), a Delaware corporation, in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form N-14 (including the joint proxy statement/prospectus forming a part thereof) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), for the purpose of registering the issuance of shares of common stock, par value $0.001, of the Company (the “Shares”) in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of August 7, 2025, by and among the Company, HMMS, Inc., a Maryland corporation and a wholly-owned direct subsidiary of the Company, Monroe Capital Corporation, a Maryland corporation (“MRCC”), Monroe Capital BDC Advisors, LLC, a Delaware limited liability company (“MC Advisors”), and Horizon Technology Finance Management LLC, a Delaware limited liability company (the “Merger Agreement”).

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are members of the bar of the State of New York.  This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Without limiting the foregoing, we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Shares. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

Horizon Technology Finance Corporation September 8, 2025

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)          the Registration Statement;

(ii)         the Company’s Amended and Restated Certificate of Incorporation, certified as of the date hereof by an officer of the Company;

(iii)        the Company’s Second Amended and Restated Bylaws, certified as of the date hereof by an officer of the Company;

(iv)       a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, as of a recent date;

(v)         the Merger Agreement; and

(vi)       the resolutions of the board of directors of the Company, relating to, among other things, the issuance of the Shares subject to the Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares, when issued in accordance with the Merger Agreement and pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

Horizon Technology Finance Corporation September 8, 2025

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP